Exhibit 10.4

LICENSE AGREEMENT

This TRADEMARK LICENSE AGREEMENT (“Agreement”) is effective as of the 10th day of February, 2006 (“Effective Date”) by and between The Cypress Group L.L.C., on the one hand, (the “Licensor”) and Cypress Sharpridge Investments, Inc., a corporation organized under the laws of the State of Maryland, on the other (the “Licensee”).

WHEREAS, Licensee is a newly-organized real estate investment trust (the “Licensee Business”);

WHEREAS, Licensor owns the trademarks “Cypress” and “The Cypress Group” for use in connection with financial services;

WHEREAS, pursuant to a Limited Liability Company Agreement dated as of February 2, 2006, Cypress CSI Advisors LLC (“Cypress CSI Advisors”), an affiliate of Licensor, is a member of Cypress Sharpridge Advisors LLC, a newly-created limited liability company organized under the laws of the State of Delaware (the “Manager”);

WHEREAS, pursuant to a management agreement dated as of February 10, 2006 between Licensee and the Manager (the “Management Agreement”), Licensee has engaged the Manager to perform investment advisory services; and

WHEREAS, as contemplated by the Management Agreement, Cypress CSI Advisors has entered into a Sub-Advisory Agreement with Manager dated as of February 10, 2006 (the “Sub-Advisory Agreement”), pursuant to which Cypress CSI Advisors will provide certain services to the Manager in order to enable the Manager to perform its obligations to Licensee under the Management Agreement;

WHEREAS, Licensee wishes to obtain the right to use the names and trademarks “Cypress” and “The Cypress Group” (the “Cypress Brand”) and the corporate logo design attached as Schedule A (a tree drawn over a circle and within a diamond) (the “Cypress Logo” and, together with the Cypress Brand, the “Name”) as part of the trademarks, service marks, trade names, corporate names and domain names incorporating “CYPRESS SHARPRIDGE INVESTMENTS” (the “Composite Name”), under which it will conduct the Licensee Business (as defined above);

NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.

Grant of Rights

Section 1.1. During the Term as set forth in Article 4, and subject to the terms and conditions herein, Licensor hereby grants to Licensee a royalty free, fully paid-up, non-exclusive license to use each of the Cypress Brand and Cypress Logo solely (i) in the United

States, (ii) as part of the trademark, service mark, trade name, corporate name or domain name “CYPRESS SHARPRIDGE INVESTMENTS”, (iii) in connection with the Licensee Business, and (iv) as part of materials used to communicate corporate identity, including forms for incorporation or qualifying for or registering to do business, SEC filings, press releases, business cards, letterhead, stationery, signage, telephone listings, bank accounts and website content (“Corporate Identity Materials”) and marketing materials related thereto. Licensee expressly acknowledges that it has no right to use the Name standing alone. Licensee also agrees that it shall not (y) use any variation, derivative or stylization of the Composite Name or any word or mark confusingly similar thereto or (z) use the Name in connection or combination with any other name, trademark, service mark, term or logo (either of its own or a third party) other than the Composite Name, in each case without Licensor’s prior written approval. Licensor acknowledges that Licensee may make investments or have shareholders outside the United States, and any implied “use” of the Composite Name due to this fact shall not violate this Agreement, but is subject to Article 7. All rights not expressly granted to Licensee in this Article 1 are reserved to Licensor.

ARTICLE II.

Ownership

Section 2.1. Licensee agrees that, as between the parties, Licensor is the sole owner of the Name and all rights related thereto. Licensee agrees not to directly or indirectly challenge or contest the validity of the Name or Licensor’s rights therein, including without limitation, arising out of or relating to any third-party claim, allegation, action, demand, proceeding or suit (“Action”) regarding enforcement of this Agreement or involving any third party. The parties intend that any and all goodwill in the Name arising from Licensee’s use of the Composite Name shall inure solely to the benefit of Licensor. Notwithstanding the foregoing, in the event that Licensee is deemed to own any rights in the Name (or the Name portion of the Composite Name), Licensee hereby assigns such rights to Licensor.

ARTICLE III.

Use of the Mark

Section 3.1. Licensee agrees to maintain and preserve the quality of the Name, and to use the Composite Name in good faith and in a dignified manner, in a manner consistent with Licensor’s high standards of and reputation for quality, and in accordance with good trademark practice wherever the Composite Name is used. Licensee shall not take any action that could be detrimental to the Name, the Composite Name or their associated goodwill. Licensee agrees to include on all displays of the Name and the Composite Name to third parties appropriate notices and legends as may be requested by the Licensor or required under applicable laws in order to preserve and protect the validity of, and all of Licensor’s right, title and interest in, the Name.

Section 3.2. Upon request by Licensor, Licensee shall furnish to Licensor representative samples and documentation of all advertising, marketing and promotional materials and other items that are used in connection with the Composite Name. Licensee shall be required to make any changes to such materials that Licensor requests in order to comply with Section 3.1, or to preserve the validity of, or Licensor’s rights in, the Name.

Section 3.3. Licensee shall, at its sole expense, comply at all times with all applicable laws, regulations, exchange and other rules and reputable industry practice pertaining to the Licensee Business and the use of the Composite Name.

ARTICLE IV.

Term and Termination

Section 4.1. The term of this Agreement (“Term”) commences on the Effective Date and shall continue for twenty (20) years, automatically renewable without any prior notice to, or action by, either party or their successors or assignees for additional periods of twenty (20) years each, unless termination occurs earlier pursuant to the other provisions of this Article 4.

Section 4.2. If a party materially breaches one or more of its obligations hereunder, the other party may terminate this Agreement, effective upon written notice, if such party does not cure such breach within 30 days of written notice thereof (or any mutually-agreed extension). Licensor may terminate this Agreement immediately, effective upon written notice, if Licensee violates Article 7.

Section 4.3. This Agreement shall terminate immediately if (i) the Cypress Sub-Advisory Agreement is terminated or expires pursuant to its terms or (ii) an affiliate of Licensor is no longer acting as Manager to Licensee under the Management Agreement or a similar agreement.

Section 4.4. Licensor has the right to terminate this Agreement immediately upon written notice to Licensee if (i) Licensee makes an assignment for the benefit of creditors; (ii) Licensee admits in writing its inability to pay debts as they mature; (iii) a trustee or receiver is appointed for a substantial part of Licensee’s assets and (iv) to the extent termination is enforceable under local law, a proceeding in bankruptcy is instituted against Licensee which is acquiesced in, is not dismissed within 120 days, or results in an adjudication of bankruptcy.

Section 4.5. If an event described in Section 5 occurs, Licensor shall have the right, in addition to its other rights and remedies, to suspend Licensee’s rights regarding the Composite Name while Licensee attempts to remedy the situation.

Section 4.6. Upon termination of this Agreement for any reason, (i) Licensee shall immediately cease all use of the Composite Name (except for limited transitional use, subject to Licensor’s consent); (ii) the parties shall cooperate so as to best preserve the value of the Composite Name including by agreeing that neither party shall be entitled to use the Composite Name and that any applications or registrations for the Composite Mark or any mark substantially or confusingly similar thereto shall be expressly abandoned; and (iii) Sections 6.3, 6.4, 6.5 and 6.6 shall survive any such event.

ARTICLE V.

Infringement

Section 5.1. Licensee agrees to notify Licensor promptly after it becomes aware of any actual or threatened infringement, imitation, dilution, misappropriation or other unauthorized use or conduct in derogation (“Infringement”) of the Name. Licensee may not file any Action alleging Infringement of the Name without the prior written consent of Licensor. Licensor shall have the sole right to bring any Action either alleging Infringement or attempting to remedy claims of Infringement by third parties of which they become aware, and Licensee shall cooperate with Licensor, at Licensor’s request and expense, in any such Actions.

ARTICLE VI.

Representations and Warranties

Section 6.1. Each party represents and warrants to the other party that:

(a) This Agreement is a legal, valid and binding obligation of the warranting party, enforceable against such party in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity);

(b) The warranting party is not subject to any judgment, order, injunction, decree or award of any court, administrative agency or governmental body that would or might interfere with its performance of any of its material obligations hereunder; and

(c) The warranting party has full power and authority to enter into and perform its obligations under this Agreement in accordance with its terms.

Section 6.2. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 6.3, LICENSOR MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THIS AGREEMENT, THE NAME OR THE COMPOSITE NAME, AND EXPRESSLY DISCLAIMS ALL SUCH REPRESENTATIONS AND WARRANTIES, INCLUDING ANY WITH RESPECT TO TITLE, NON-INFRINGEMENT, MERCHANTABILITY, VALUE, RELIABILITY OR FITNESS FOR USE. LICENSEE’S USE OF THE COMPOSITE NAME IS ON AN “AS IS” BASIS AND IS AT ITS OWN RISK (I) OUTSIDE THE UNITED STATES AND (II) EXCEPT AS EXPRESSLY SET FORTH HEREIN, WITHIN THE UNITED STATES.

Section 6.3. Licensor will defend at its expense, indemnify and hold harmless Licensee and its affiliates and their respective directors, officers, employees, agents and representatives (“Related Parties”) from any loss, liability, damage, award, settlement, judgment, fee, cost or expense (including reasonable attorneys’ fees and costs of suit) (“Losses”) arising out of or relating to (i) any breach by Licensor of this Agreement or its warranties, representations, covenants and undertakings hereunder; or (ii) any third-party Action against any of them that arises out of or relates to any claim that Licensee’s use of the Composite Name as expressly authorized hereunder infringes the rights of a third party within the United States.

Section 6.4. Licensee will defend at its expense, indemnify and hold harmless Licensor and its affiliates and their respective Related Parties from any Losses arising out of or relating to any third-party Action against any of them that arises out of or relates to (i) any breach by Licensee of this Agreement or its warranties, representations, covenants and undertakings hereunder; (ii) Licensee’s operation of the Licensee Business; or (iii) any claim that Licensee’s use of the Composite Name, other than as explicitly authorized by this Agreement, infringes the rights of a third party anywhere in the world.

Section 6.5. The indemnified party will promptly notify the indemnifying party in writing of any indemnifiable claim and promptly tender its defense to the indemnifying party. Any delay in such notice will not relieve the indemnifying party from its obligations to the extent it is not prejudiced thereby. The indemnified party will cooperate with the indemnifying party at the indemnifying party’s expense. The indemnifying party may not settle any indemnified claim in a manner that adversely affects the indemnified party without its consent (which shall not be unreasonably withheld or delayed). The indemnified party may participate in its defense with counsel of its own choice at its own expense. Each party agrees that the provisions of Sections 6.3 through 6.5 shall survive termination of this Agreement for the period of any applicable statute of limitations.

Section 6.6. EXCEPT WITH RESPECT TO A PARTY’S INDEMNIFICATION OBLIGATIONS HEREUNDER, NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, EXEMPLARY, PUNITIVE OR INCIDENTAL DAMAGES (INCLUDING LOST PROFITS OR GOODWILL, BUSINESS INTERRUPTION AND THE LIKE) RELATING TO THIS AGREEMENT, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

ARTICLE VII.

Assignments

Section 7.1. Licensee may not assign, sublicense, pledge, mortgage or otherwise encumber this Agreement or its right to use the Composite Name, in whole or in part, without the prior written consent of Licensor. In the event of a permitted assignment, this Agreement shall be binding on the parties’ respective permitted successors and assigns. For the avoidance of doubt, a merger, change of control, reorganization or stock sale of Licensee shall be deemed an “assignment” requiring such consent, regardless of whether Licensee is the surviving entity. Licensee acknowledges that its identity is a material condition that induced Licensor to enter into this Agreement. Any attempted action in violation of the foregoing shall be null and void ab initio and of no force or effect, and shall result in immediate termination of this Agreement.

ARTICLE VIII.

Miscellaneous

Section 8.1. All notices hereunder shall be in writing and hand delivered or mailed by registered or certified mail (return receipt requested) or nationally recognized overnight courier service or facsimile with delivery confirmed to the following addresses (or at such other addresses as shall be specified by like notice) and will be deemed given on the date received:

LICENSOR:

The Cypress Group L.L.C.

65 East 55th Street

New York, NY 10022

Attention: Jeffrey P. Hughes

Facsimile: (212) 705-0199

LICENSEE:

Cypress Sharpridge Investments, Inc.

65 East 55th Street

New York, NY 10022

Attention: Kevin E. Grant

Facsimile: (212) 705-0199

Section 8.2. Further Assurances. Licensor and Licensee agree to execute such further documentation and perform such further actions, including the recordation of such documentation with appropriate authorities, as may be reasonably requested by the other party hereto to evidence and effectuate further the purposes and intents set forth in this Agreement.

Section 8.3. Entire Agreement/Construction. This Agreement, including the Schedule, shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

Section 8.4. Amendments. This Agreement, including this provision of this Agreement, may not be modified or amended except by an agreement in writing signed by each of the parties hereto.

Section 8.5. Cumulative Rights; Waiver. All rights and remedies which Licensor or Licensee may have hereunder or by operation of law are cumulative, and the pursuit of one right or remedy shall not be deemed an election to waive or renounce any other right or remedy. The failure of either Licensor or Licensee to require strict performance by the other party of any provision in this Agreement will not waive or diminish that party’s right to demand strict performance thereafter of that or any other provision hereof.

Section 8.6. Severability. The parties agree that each provision of this Agreement shall be construed as separable and divisible from every other provision. The unenforceability of any one provision shall not limit the enforceability, in whole or in part, of any other provision hereof. If any term or provision of this Agreement (or the application thereof to any party or set of circumstances) shall be held invalid or unenforceable in any jurisdiction and to any extent, it shall be ineffective only to the extent of such invalidity or unenforceability and shall not invalidate or render unenforceable any other terms or provisions of this Agreement (or such applicability thereof). In such event, the parties shall negotiate in good faith a valid, enforceable, applicable substitute provision that attempts as closely as possible to achieve the intended purpose of the previous term or provision and has an effect as comparable as possible on the parties’ respective positions.

Section 8.7. Governing Law/Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely in the State of New York. The parties agree, for the purposes of any action arising out of or related to this Agreement, to commence any such action solely in the state or federal courts located in the State of New York, Borough of Manhattan.

Section 8.8. Construction. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. This Agreement shall be construed as if drafted jointly by the parties.

Section 8.9. Separate Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement, effective as of the date first above written.

THE CYPRESS GROUP L.L.C.

By:	/s/ Jeffrey P. Hughes
Name:	Jeffrey P. Hughes
Title:	Member

CYPRESS SHARPRIDGE INVESTMENTS, INC.

By:	/s/ Walter C. Keenan
Name:	Walter C. Keenan
Title:	President